UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

AppLovin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Page Mill Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(800) 839-9646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value of $0.00003 per share	APP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2023, AppLovin Corporation (“AppLovin”) entered into an agreement to repurchase 15,952,381 shares of its Class A common stock, par value $0.00003 per share (the “Class A Common Stock”), beneficially owned by KKR Denali Holdings L.P. (“KKR Denali”) in a private transaction at a price per share equal to $21.00, for an aggregate purchase price of approximately $335 million (the “Share Repurchase Agreement”). This represents an approximately 8% discount to the closing price of $22.88 of the Class A Common Stock at the close of trading on May 16, 2023. The repurchase of the shares of Class A Common Stock pursuant to the Share Repurchase Agreement is expected to close by May 18, 2023. The Share Repurchase Agreement contains customary representations, warranties and covenants of the parties.

A special committee of the Board of Directors of AppLovin (the “Special Committee”), comprised solely of independent directors not affiliated with KKR Denali, approved the Share Repurchase Agreement. The foregoing summary is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 8.01	Other Events.

As of May 16, 2023, approximately $204 million remained available under AppLovin’s previously authorized $750 million share repurchase program. On May 16, 2023, the Special Committee authorized an increase of $296 million such that up to $500 million of Class A Common Stock may be repurchased. Following the closing of the repurchase of the shares of Class A Common Stock pursuant to the Share Repurchase Agreement of approximately $335 million, approximately $165 million will be available under the share repurchase program.

Repurchases may be made from time to time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. Open market repurchases may be structured to occur in accordance with the requirements of Rule 10b-18. AppLovin may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The repurchase program does not obligate AppLovin to acquire any particular amount of its Class A common stock, and may be suspended at any time at AppLovin’s discretion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Share Repurchase Agreement, dated May 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: May 17, 2023	/s/ Herald Chen
Herald Chen
Chief Financial Officer